UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

Apricus Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 10, 2015, Apricus Biosciences, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain purchasers pursuant to which it agreed to sell an aggregate of 6,043,955 shares of its common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an additional 3,021,977 shares of its common stock (the “Warrant Shares”) to the purchasers at a combined purchase price of $1.82 per Share and per Warrant. The Warrants will have an exercise price of $1.82 per share, will be exercisable beginning six months and one day after the date of issuance and will expire on the seventh anniversary of the date of issuance. The total gross proceeds from the offering will be $11,000,000, before deducting anticipated expenses of approximately $165,000. The closing of the offering is expected to occur on or around February 13, 2015, subject to the satisfaction of customary closing conditions.

Under the Subscription Agreements, certain of the purchasers related to Sarissa Capital Management LP (the “Sarissa Investors”) have preemptive rights to participate in future equity issuances by the Company, subject to certain exceptions, so as to maintain the Sarissa Investors’ then-current percentage beneficial ownership of the Company’s common stock. The Sarissa Investors will also have the right, but not the obligation, to appoint a member to the Board of Directors of the Company. Such rights will continue until the Sarissa Investors cease to beneficially own at least 50% of the shares they beneficially own immediately after this transaction (assuming, for this purpose, that the Warrants issued in this transaction were fully exercised). Upon request by the Sarissa Investors, the Company is required to use commercially reasonable efforts to have a registration statement on Form S-3 filed and declared effective with respect to the resale of the shares of common stock owned by the Sarissa Investors.

The offer and sale of the Shares and Warrants was made pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-198066), which became effective on August 25, 2014 (the “Shelf Registration Statement”), and a prospectus supplement thereto dated February 10, 2015.

The foregoing summaries of the Subscription Agreements and the Warrants are subject to, and qualified in their entirety by reference to, the Subscription Agreements, which are attached hereto as Exhibits 10.1 and 10.2, and the Form of Warrant, which is attached hereto as Exhibit 4.1, and are incorporated herein by reference.

The Company issued a press release on February 11, 2015 announcing the offering. The Company’s press release is filed herewith as Exhibit 99.1. Brownstein Hyatt Farber Schreck, LLP, Nevada counsel to the Company, has issued an opinion to the Company regarding the Common Shares and the Warrant Shares to be sold in the Offering and Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company regarding the Warrants to be sold in the Offering. Copies of the opinions are filed as Exhibits 5.1 and 5.2, respectively, to this Current Report on Form 8-K.

The Company cautions you that this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, as amended. Statements in this report and the press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things: the potential for Vitaros® and second-generation Vitaros® Room Temperature Device to achieve or increase commercial success; and the timing of Phase 2 clinical trials for fispemifene. Actual results could differ from those projected in any forward-

looking statements due to a variety of reasons that are outside the control of the Company, including, but not limited to: risks and uncertainties related to the offering, including those associated with the satisfaction of customary closing conditions; Apricus’ ability to further develop its products and product candidates, as well as the timing of such events; Apricus’ ability to carry out clinical studies for its product candidates, as well as the timing and success of the results of such studies; Apricus’ ability to obtain and maintain intellectual property protection for its products and product candidates; Apricus’ ability to obtain the requisite governmental approval for its product candidates; the potential for delays in the timing of commercial launches of Vitaros® in additional countries; Apricus’ ability to raise additional funding that it may need to continue to pursue its commercial and business development plans; fluctuations and volatility in Apricus’ stock price, including as a result of the issuance and possible resale of the shares issued in this transaction; and market conditions. These forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC. Copies of these reports are available from the SEC’s website at www.sec.gov or without charge from the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP

5.2	Opinion of Latham & Watkins LLP

10.1	Subscription Agreement dated February 10, 2015, among the Company, Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP

10.2	Subscription Agreement dated February 10, 2015, between the Company and an institutional investor

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2)

99.1	Press Release dated February 11, 2015

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: February 12, 2015	By:	/s/ Richard W. Pascoe
	Name:	Richard W. Pascoe
	Title:	Chief Executive Officer